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                                                                      EXHIBIT 99

                           Merial 401(k) Savings Plan

                           Effective January 1, 1998

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                               TABLE OF CONTENTS

Article                                   Contents                           Page
-------                                   --------                           ----
I                                        Definitions                           2
II                                      Participation                         10
III                             Participant Salary Reduction                  13
IV                                 Employer Contributions                     20
V                                 Participant Contributions                   30
VI                                 Termination of Service                     33
VII                        Time and Method of Payment of Benefits             35
VIII                                     Withdrawals                          41
IX                               Investment of Contributions                  45
X                                           Loans                             48
XI                           Employer Administrative Provisions               51
XII                         Participant Administrative Provisions             53
XIII                             Administration of the Plan                   57
XIV                         Fiduciary Duties and Responsibilities             62
XV                                     Top Heavy Rules                        63
XVI                     Exclusive Benefit, Amendment, and Termination         67


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                                    PREAMBLE

         Effective August 1, 1997, Merck & Co., Inc. and Rhone-Poulenc entered into a joint venture with respect to their animal health business to create Merial Limited, a company limited by shares registered in England and Wales (registered number 3332751) with a registered office at 27 Knightsbridge, London SW1X 7QT, England, and domesticated in Delaware, USA as Merial LLC ("Merial"). Effective August 1, 1997, Merial assumed sponsorship of the Rhone Merieux/Select 401(k) Plan and Trust (the "Rhone Merieux Plan"), renaming the Rhone Merieux Plan the Merial 401(k) Savings Plan (the "Plan"). The Plan is hereby restated in its entirety effective January 1, 1998. Benefits for any Participant, or Beneficiary of such Participant, who retired, died, or terminated employment at any time prior to January 1, 1998 will be determined under the provisions of the Plan as in effect on the date of the Participant's retirement, death, or termination, unless additional benefits are specifically provided by a subsequent amendment to the Plan. The restated Plan contained herein will apply to Participants, or Beneficiaries of such Participants, who retire, die or terminate employment at any time on or after January 1, 1998.


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                                   ARTICLE I
                                  DEFINITIONS

         Whenever the following words and phrases appear in the Plan, they shall have the respective meaning set forth below, unless the context clearly indicates otherwise:

         1.1 "Accounting Date" shall be the last day of the Plan Year and each other date, if any, agreed upon by the Retirement Committee and the Trustee. The fair market value of the Trust's assets will be determined as of the Accounting Date. The Retirement Committee shall allocate the earnings and losses for a particular Plan Year to each Participant's account in the ratio that such Account Balance bears to all Account Balances as of the Accounting Date of that Plan Year. Further, all contributions under the Plan will be allocated as of the Accounting Date.

         1.2 "Account Balance" shall mean the aggregate of the amount in the Participant's Salary Reduction Contribution Account, Matching Contribution Account, Voluntary Contribution Account, and Rollover Contribution Account as of any date, less any excess amounts which must be returned to the Participant in order to avoid exceeding the limitations of Article IV.

         1.3          "Annual Addition" shall mean for any Plan Year the sum of
(a) Employer contributions, (b) Employee contributions, (c) forfeitures, and
(d) amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

         1.4 "Annuity Starting Date" shall mean the first day of the first period for which the Plan pays an amount as an annuity or in any other form.

         1.5 "Beneficiary" is a person designated by a Participant who is or may become entitled to a benefit under the Plan.

         1.6 "Benefit Claims Committee" shall mean the committee designated by the Retirement Committee to hear Participant claims and appeals under Section 12.8 of the Plan.

         1.7 "Code" means the Internal Revenue Code of 1986, as amended.

         1.8          "Company" shall mean the United States branch of Merial
Limited.

         1.9 "Compensation" shall mean (a) the total regular or base salary or wages received by an Employee from the Employer for services rendered to the Employer, as well as any amounts contributed by or on behalf of an Employee to a cafeteria plan or a cash or deferred arrangement which are not includible in income under Section 125 or 402(g)(3) of the Code, but excluding bonuses, commissions, and overtime pay, and (b) short-term disability benefits paid by the Employer to an Employee to the extent included in gross income.
All other forms of remuneration shall be excluded from Compensation. For purposes of Sections 1.15, 3.5, 4.2 and 4.6 of this Plan, "Compensation" shall mean wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee for which the Employer is required to furnish a Form W-2, as well as amounts deferred pursuant to Article III and amounts contributed pursuant to a cafeteria plan as defined by Section 125 of the Code. For purposes of the preceding sentence, Compensation shall be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or services performed. A Participant's Compensation in his or her initial year of participation in the Plan shall include only that Compensation attributable to the period during which he or she is a Participant.

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         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA'93 Annual Compensation Limit. The OBRA'93 Annual Compensation Limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA'93 Annual Compensation Limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA'93 Annual Compensation Limit in effect for that prior determination period.

         1.10 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.11 "Effective Date" of this Plan as originally adopted is January 1, 1989. The Effective Date of this Plan as amended and restated is January 1, 1998.

         1.12 "Employee" shall mean any employee of the Employer or of any other employer required to be aggregated under Section 414(b), (c), (m), or
(o) of the Code.

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         1.13         "Employer" shall mean the Company and any Participating
Employer which adopts this Plan, as well as any predecessors or successors to the Employer.

         1.14 "Employment Commencement Date" shall mean the date on which the Employee first performs an Hour of Service for the Employer.

         1.15         "Highly Compensated Employee" shall mean an Employee who:

         (a) at any time during the Plan Year or the preceding year was a more than 5% owner of the Employer (applying the constructive ownership rules of Section 318 of the Code); or

         (b) for the preceding year had Compensation in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year).

         The term "Highly Compensated Employee" also includes any former Employee who separated from service (or has a deemed separation from service, as determined under Treasury regulations) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his or her 55th birthday. If the former Employee's separation from service occurred prior to January 1, 1987, he or she is a Highly Compensated Employee only if he or she satisfied clause (a) of this Section or received Compensation in excess of $50,000 during: (1) the year of his or her separation from service (or the prior year); or (2) any year ending after his or her 54th birthday.

                  The Retirement Committee shall also have discretion to use any other definition of "Highly Compensated Employee" promulgated by the Secretary of Treasury.

         1.16 "Hour of Service" shall mean: an hour for which an Employee is paid, or entitled to payment for the performance of duties.

         1.17 "Leased Employee" shall mean an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Section 414(n)(6) of the Code) on a substantially full time basis for at least one year. The Plan does not treat Leased Employees as eligible to participate.

         The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Section 415(c)(3) of the Code plus contributions to a cash or deferred arrangement under Section 401(k) of the Code.

         1.18 "Matching Contribution Account" shall mean the account maintained for a Participant to record matching contributions made by the Employer pursuant to Article IV.

         1.19 "Merck Common Stock" shall mean shares of common stock in Merck & Co.

         1.20 "Merck Plan" shall mean the Merck & Co., Inc. Savings and Security Plan.

         1.21 "Merial Limited" shall mean a company limited by shares registered in England and Wales (registered number 3332751) with a registered office at 27 Knightsbridge, London SW1X 7QT, England, and domesticated in Delaware, USA as Merial LLC.

         1.22 "Named Fiduciary" shall mean a person designated a fiduciary under this Plan.

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         1.23       "Nonforfeitable"  shall mean a Participant's or
Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Account Balance.

         1.24 "Normal Retirement Date" shall mean the date the Participant attains the Normal Retirement Age of 65.

         1.25 "Participant" is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Article II.

         1.26 "Participating Employer" shall mean any member of a controlled group of corporations or trades or businesses, as defined in Sections 414(b) and (c) of the Code, of which the Company is a member and which adopts this Plan with the written consent of the Company.

         1.27 "Plan Administrator" shall mean the person appointed by the Retirement Committee in accordance with Article XIII.

         1.28 "Plan Year" shall mean the twelve (12) consecutive month period commencing on January 1 and ending on December 31.

         1.29       "Plan" shall mean the Merial 401(k) Savings Plan.

         1.30 "Plan Entry Dates" shall mean the Effective Date and any date thereafter.

         1.31 "Retirement Committee" shall mean the Committee appointed by the U.S. Animal Health Compensation & Benefits Committee to administer this Plan pursuant to Article XIII hereof. Each Retirement Committee member is designated a Named Fiduciary under the Plan.

         1.32 "Rhone-Poulenc ADRs" shall mean American Depository Receipts representing shares of common stock in Rhone-Poulenc, a French corporation.

         1.33 "Rollover Contribution Account" shall mean the account maintained for a Participant to record rollover contributions made pursuant to
Section 5.2 of the Plan.

         1.34 "Salary Reduction Contribution" shall mean the amount by which the Participant elects to reduce his or her Compensation which is then contributed to the Trust by the Employer.

         1.35 "Salary Reduction Contribution Account" shall mean the account maintained for a Participant to record Salary Reduction Contributions made on his or her behalf by the Employer.

         1.36 "Salary Reduction Agreement" shall mean the agreement between the Participant and the Employer whereby the Participant directs the Employer to contribute a designated percentage of his or her Compensation to the Trust.

         1.37 "Transferred Merck Participant" shall mean a Participant whose Account Balance includes a Transferred Merck Benefit.

         1.38 "Transferred Merck Benefit" shall mean the account balance of a Transferred Merck Participant under the Merck Plan which is transferred to this Plan.

         1.39 "Trust" shall mean the trust created under the Plan, known as the Merial 401(k) Savings Plan Trust.

         1.40 "Trust Fund" shall mean all property of every kind held or acquired by the Trustee pursuant to this Plan and the Trust Agreement. Trust assets will be valued at fair market value.

         1.41 "Trustee" shall Smith Barney Corporate Trust Company or any successor Trustee appointed pursuant to the terms of the Trust.

         1.42 "U.S. Animal Health Compensation & Benefits Committee" shall mean the U.S. Animal Health Compensation & Benefits Committee of the Company.

                                       8

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         1.43       "Voluntary Contribution Account" shall mean the account
maintained for a Participant to record voluntary contributions made pursuant to
Section 5.1 of the Plan.

         1.44 Wherever used herein, the singular shall include the plural and the masculine shall include the feminine and the neuter, unless the context clearly indicates otherwise.


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                                   ARTICLE II
                                 PARTICIPATION

         2.1        ELIGIBILITY.

         (a) Each Employee who was a Participant in the Plan on December 31, 1997 shall remain a Participant in the Plan. Each other Employee shall become a Participant in the Plan as soon as administratively feasible following the date on which he or she performs his or her first Hour of Service with the Employer and executes a Salary Reduction Agreement pursuant to Section 3.1.

         (b) Notwithstanding Section 2.1(a), any person who is a member of a collective bargaining unit is excluded from participation. If a Participant does not terminate employment but becomes a member of a collective bargaining unit, then unless the applicable collective bargaining agreement provides otherwise, during the period that such Participant is a member of a collective bargaining unit, the Retirement Committee shall limit that Participant's sharing in the allocation of Employer contributions and Participant forfeitures, if any, under the Plan to the extent of his or her Compensation paid by the Employer for services rendered while he or she is not a member of a collective bargaining unit. However, during such period, the Participant's Account Balance shall continue to share fully in Trust Fund earnings and losses.

         If an Employee who is not a Participant ceases to be a member of a collective bargaining unit, he or she shall participate in the Plan immediately if he or she would have been a Participant had he or she not been a member of a collective bargaining unit during his or her period of service with the Employer.

         For purposes of this Section 2.1(b), an Employee is a member of a collective bargaining unit if he or she is included in a unit of Employees covered by an agreement which the

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

Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one (1) or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such employer or employers. The term "employee representatives" does not include an organization of which more than one half the members are owners, officers or executives of the Employer.

         (c) Notwithstanding Section 2.1(a), any person (i) who is not on the United States payroll of the Employer, (ii) who is not a citizen of the United States and does not perform services within the United States, or (iii) who is employed by Hubbard ISA, the poultry genetics division of the Company, is excluded from participation. If a Participant does not terminate employment but enters into an ineligible status as described in (i), (ii) or (iii), then during such period of ineligibility, the Retirement Committee shall limit the allocation of Employer contributions and forfeitures, if any, to the Participant's account to the allocation such Participant would be entitled to based only on Compensation paid by the Employer for services rendered while he or she is not subject to the exclusions. However, during the period of ineligibility, the Participant's Account Balance shall continue to share fully in Trust Fund earnings and losses.

         If an Employee who is not a Participant ceases to be ineligible pursuant to (i), (ii) or (iii) above, he or she shall participate in the Plan immediately if he or she would have been a Participant had he or she not been subject to the foregoing exclusions during his or her period of service with the Employer.

         2.2 PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment terminates shall re-enter the Plan as a Participant on the date of his or her re-employment.

                                  ARTICLE III
                          PARTICIPANT SALARY REDUCTION


         3.1 SALARY REDUCTION AGREEMENT. A Participant may elect to enter into a Salary Reduction Agreement with the Employer which will be applicable to all payroll periods within such Plan Year after the Plan Entry Date following execution of the Salary Reduction Agreement. The terms of any such Salary Reduction Agreement shall provide that the Participant agrees to a reduction in Compensation from the Employer equal to any whole percentage from one percent (1%) to fifteen percent (15%) of his or her Compensation for each payroll period within such Plan Year; provided, however, that the total percentage of Salary Reduction Contributions made under this Section 3.1 and voluntary contributions made under Section 5.1 shall not exceed fifteen percent (15%) of a Participant's Compensation for each payroll period within a Plan Year. A Participant who does not elect to enter into a Salary Reduction Agreement with the Employer shall continue to receive his or her entire amount of Compensation in cash.

         3.2 CHANGE IN SALARY REDUCTION RATE. A Participant may revise or suspend his or her contributions under his or her Salary Reduction Agreement at any time by filing written advance notice of any change. Salary Reduction Agreement revisions and suspensions shall be effective as of the first day of the first pay period after such advance notice is provided. Notwithstanding the above, the Employer may decrease at any time the Salary Reduction Contribution of any Participant by any percentage, whether whole or fractional, if the Retirement Committee notifies the Employer that such decrease is necessary to ensure that the limitations of Sections 3.4, 3.5 or 4.6 are met for the Plan Year.

         3.3 VESTING - SALARY REDUCTION CONTRIBUTION ACCOUNTS. Amounts credited to a Participant's Salary Reduction Contribution Account shall be 100% vested

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

and Nonforfeitable at all times. The Retirement Committee shall pay all Salary Reduction Contributions over to the Trust as soon as administratively possible, but in no event later than fifteen (15) business days after the close of the month in which the funds were withheld from the Participant's Compensation.

         3.4        SALARY REDUCTION CONTRIBUTION LIMITATIONS.  Notwithstanding
Section 3.1 hereof, the maximum amount of Compensation a Participant is permitted to defer during any calendar year is limited to $10,000 as adjusted by the Secretary of Treasury pursuant to Section 402(g)(5) of the Code. Any amount that cannot be credited to the Participant's Salary Reduction Contribution Account due to the foregoing limit shall be paid to the Participant in cash. For purposes of the limitation of this Section 3.4, the amount contributed to a Participant's Salary Reduction Contribution Account shall not include any Salary Reduction Contributions properly returned to the Participant as excess Annual Additions under Section 4.6.

         If a Participant would exceed the limitation of this Section 3.4 when the amount the Participant elects to contribute to his or her Salary Reduction Contribution Account is aggregated with the amounts deferred by the Participant under other plans or arrangements described in Sections 401(k), 408(k), 403(b), 457 or 501(c)(18) of the Code, the Participant may request that the Retirement Committee distribute the excess deferrals to him or her. Such excess deferrals and income or loss allocable thereto, determined in accordance with the procedure for calculating income allocable to Excess Contributions under
Section 3.6, may be distributed no later than April 15 of the year following the year in which any such excess deferrals are contributed, to Participants who claim such allocable deferral contributions for the preceding calendar year. The Participant's claim shall be in writing; shall be submitted to the Retirement Committee no later than March 1; shall specify the Participant's deferral contribution amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such deferral contributions, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), 403(b), 457 or 501(c)(18) of the Code, exceed the limit imposed on the Participant in accordance with the applicable provisions of the Code for the year in which the deferral occurred. To the extent the excess deferral arises under this Plan when combined with other plans of the Employer, the individual will be deemed to have notified the Retirement Committee of the excess deferral and requested distribution of the excess deferral.

         The income or loss allocable to the excess deferrals shall be the sum of (1) the amount determined by multiplying the income or loss allocable to the Participant's accounts containing the excess deferrals for the calendar year by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for the calendar year and the denominator of which is the Participant's account balance in his or her accounts containing the excess deferrals as of the last day of the calendar year in which the excess deferrals are made without regard to any gain or loss allocable to such total amount for the calendar year; and (2) ten (10) percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the calendar year in which the excess deferrals were made and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Excess deferrals shall be treated as Annual Additions, unless such amounts are distributed to the Participant no later than April 15 of the year following the year in which any such excess deferrals are contributed.

         3.5 SALARY REDUCTION DISCRIMINATION LIMITATION. The Employer shall not permit a Participant to defer an amount of Compensation that would cause the Plan to not satisfy at least one of the following tests; provided, however, that effective January 1,

1999, this Section 3.5 shall only be operative in Plan Years in which the Employer fails to satisfy the requirements necessary to satisfy the safe harbor under Section 401(k)(12) of the Code:

                (a)  The Actual Deferral Percentage for the group of Highly
                 Compensated Employees shall not exceed the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

                (b)  The Actual Deferral Percentage for the group of Highly
                 Compensated Employees shall not exceed the Actual Deferral Percentage for all other eligible Employees multiplied by 2, provided that the Actual Deferral Percentage for the group of Highly Compensated Employees does not exceed the Actual Deferral Percentage of all other eligible Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.


In performing the Actual Deferral Percentage test, the "current year" testing method shall be utilized; provided, however, that for Plan Years beginning on or after January 1, 1999, the "prior year" testing method shall be utilized. The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of ratios (calculated separately for each Employee in such group) of (i) the amount of Salary Reduction Contributions actually paid over to the Trust on behalf of each such Employee for such Plan Year, to (ii) the Employee's Compensation for that portion of the Plan Year during which the Employee was eligible to participate. In computing the Actual Deferral Percentage, Salary Reduction Contributions shall not include any amounts properly returned to (i) the Participant as excess Annual Additions under
Section 4.6; or (ii) a Nonhighly Compensated Employee as excess deferrals under
Section 3.5.  The Actual Deferral Percentage for a Participant who makes no
Salary Reduction Contributions during a Plan Year shall be 0%.   Contributions
taken into account for purposes of determining the Actual Deferral Percentage test must be made before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate. In computing the Actual Deferral Percentage, the Retirement

Committee may include in subparagraph (i) above, the amount of any Employer contributions which are 100% vested when made and are unavailable for withdrawal or distribution except under the same circumstances as Salary Reduction Contributions. If matching contributions are taken into account for purposes of this subparagraph (i), they must meet the requirements applicable to Employer contributions in the preceding sentence and cannot be taken into account under Section 4.2(i). In the event Salary Reduction Contributions are used to satisfy the Average Contribution Percentage test under Section 4.2, the Actual Deferral Percentage test must be satisfied both with and without inclusion of the Salary Reduction Contributions used in the Average Contribution Percentage test.

         The Actual Deferral Percentage for any Employee who is a Highly Compensated Employee for the Plan Year and who has Salary Reduction Contributions allocated to his or her account under two or more plans of the Employer, shall be determined as if all such contributions were made under a single plan. If the above plans have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

         In the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section 3.5 shall be applied by determining the Actual Deferral Percentages of Participants as if all such plans were a single plan. Plans may be aggregated to satisfy Section 401(k) of the Code only if they have the same plan year.

        The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test. The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         3.6 EXCESS CONTRIBUTIONS. Notwithstanding the fore-going paragraph, with respect to any Plan Year in which the salary reduction discrimination limitation of Section 3.5 is operative and Salary Reduction Contributions on behalf of Highly Compensated Employees exceed the applicable limit, the Retirement Committee shall reduce the amount of the Excess Contributions made on behalf of the Highly Compensated Employees by (a) determining the amount of Excess Contributions by each Highly Compensated Employee (in order of actual deferral percentages beginning with the highest), and (b) distributing any Excess Contributions which are determined to exist, as adjusted by the income or loss allocable to such Excess Contributions, to the affected Highly Compensated Employees (in order of highest dollar amount of Salary Reduction Contributions) no later than March 15 of the year following the Plan Year in which any such Excess Contributions are made, but in no event shall such amounts be distributed later than the end of the Plan Year following the Plan Year in which such Excess Contributions were contributed.

         For purposes of Section 3.6, "Excess Contributions" shall mean, with respect to any Plan Year, the aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of the Highly Compensated Employees over the maximum amount of such contributions permitted by the Actual Deferral Percentage test. The income or loss allocable to the Excess Contributions shall be the sum of (1) the amount determined by multiplying the income or loss allocable to the Participant's accounts containing the Excess Contributions for the Plan Year, and for the period between the end of the Plan Year and the date of distribution, by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the Plan Year and the denominator of which is the Participant's account balance in his or her accounts containing the Excess Contributions as of the Accounting Date of the Plan Year in which the Excess Contribution is made without regard to any gain or loss allocable to such total amount for the Plan Year; and (2) ten (10) percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year in which the Excess Contributions were made and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

                                   ARTICLE IV
                             EMPLOYER CONTRIBUTIONS

         4.1 FIXED MATCHING CONTRIBUTION. The Employer shall make a matching contribution to each Participant's Matching Contribution Account equal to 100% of a Participant's Salary Reduction Contributions and voluntary contributions up to 3% of the Participant's Compensation and 50% of a Participant's Salary Reduction Contributions and voluntary contributions between 3% and 6% of the Participant's Compensation. Matching contributions shall be made on a Participant's Salary Reduction Contributions before they are made on a Participant's voluntary contributions. Amounts credited to a Participant's Matching Contribution Account shall be 100% vested and Nonforfeitable at all times. Notwithstanding the above, the Employer may decrease the matching contribution allocable to any Participant if such decrease is necessary to ensure that the limitations of Sections 4.2 and 4.6 are met for such Plan Year.

         4.2 LIMITATIONS ON MATCHING CONTRIBUTIONS. The Employer shall not make matching contributions to the Plan which, when aggregated with voluntary contributions made by the Participant under Section 5.01, would cause the Plan not to satisfy at least one of the following tests:

         (a) The Average Contribution Percentage for the group of Highly Compensated Employees shall not exceed the Average Contribution Percentage for all other eligible Employees multiplied by 1.25; or

         (b) The Average Contribution Percentage for the group of Highly Compensated Employees shall not exceed the Average Contribution Percentage for all other eligible Employees multiplied by 2, provided that the Average Contribution Percentage for the group of Highly Compensated Employees does not exceed the Average Contribution Percentage for all other eligible Employees by more than two (2) percentage points or such lesser amount as the Secretary of the

         Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

In performing the Average Contribution Percentage test, the "current year" testing method shall be utilized; provided, however, that for Plan Years beginning on or after January 1, 1999, the "prior year" testing method shall be utilized. For purposes of this Section, the Average Contribution Percentage for a specified group of Employees shall be the average of the ratios (calculated separately for each Employee in the group) of (i) the matching contributions under the Plan on behalf of the Employee for the Plan Year, to
(ii) the Employee's Compensation for that portion of the Plan Year during which the Employee was eligible to participate. The Average Contribution Percentage for a Participant who is not allocated a matching contribution and makes no voluntary contributions shall be 0%. For purposes of determining Contribution Percentages, Salary Reduction Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Employer contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year. In computing Contribution Percentages, the Retirement Committee may include in subparagraph (i) above, Salary Reduction Contributions, except for Salary Reduction Contributions which are properly distributed as excess Annual Additions under Section 4.6.

         In computing Contribution Percentages, the Retirement Committee shall not include matching contributions that are forfeited either to correct Excess Aggregate Contributions under Section 4.3 or because the contributions to which the matching contributions relate are excess deferrals under Section 3.4, Excess Contributions under Section 3.6 or Excess Aggregate Contributions under
Section 4.3.

         The Contribution Percentage for any Employee who is a Highly Compensated Employee for the Plan Year and who has matching contributions allocated to his or her account under two or more plans of the Employer shall be determined as if all such contributions were made under a single plan. If the above plans have different plan years, the plans ending with or within the same calendar year shall be treated as a single plan.

         In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section 4.2 shall be applied by determining the Contribution Percentages of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

         The determination and treatment of the Contribution Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test.

         Effective January 1, 1999, this Section 4.2 shall be operative with respect to matching contributions only if the Employer fails to satisfy the requirements necessary to fall within the safe harbor under Section 401(m)(11) of the Code. This Section 4.2 shall remain operative as to voluntary contributions at all times.

         4.3 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. To the extent that Section 4.2 of this Plan is operative and the limitations therein are not satisfied for a given Plan Year, Excess Aggregate Contributions and income allocable thereto shall be distributed no later than March 15 of the Plan Year following the Plan Year in which any such

Excess Aggregate Contribution were made, but in no event shall the Excess Aggregate Contributions be distributed later than the last day of the Plan Year following the Plan Year in which the contributions giving rise to the Excess Aggregate Contributions were allocated. If Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

         For purposes of Section 4.3, "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of the aggregate Contribution Percentage amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum Contribution Percentage amounts permitted by the Average Contribution Percentage test. Excess Aggregate Contributions shall be reduced by (a) determining the amount of Excess Aggregate Contributions by each Highly Compensated Employee (in order of Contribution Percentages beginning with the highest); and (b) distributing any Excess Aggregate Contributions which are determined to exist to the affected Highly Compensated Employees (in order of highest dollar amount of Salary Reduction Contributions). Such determination shall be made after first determining Excess Contributions pursuant to Section 3.6 and then determining Excess Aggregate Contributions pursuant to this Section 4.3. The Excess Aggregate Contributions to be distributed to a Participant shall be adjusted by the income or loss allocable to such Excess Aggregate Contribution. The income or loss allocable to the Excess Aggregate Contributions shall be the sum of (1) the amount determined by multiplying the income or loss allocable to the Participant's accounts containing the excess amounts for the Plan Year, and for the period between the end of the Plan Year and the date of distribution, by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the Participant's account balance in the accounts containing the excess amounts as of the Accounting Date of the Plan Year in which the Excess Aggregate Contribution is made without regard to any gain or loss allocable to such total amount for the Plan Year; and (2) ten (10) percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year in which the Excess Aggregate Contributions were made and the date of distribution, counting the date of distribution if distribution occurs after the 15th day of such month.

                4.4 FORFEITURE OF MATCHING CONTRIBUTIONS. In order to satisfy Section 4.2, the Retirement Committee, in its discretion, may forfeit non-vested matching contributions and the income allocable thereto in lieu of distributing Excess Aggregate Contributions. In the event a matching contribution relates to an excess deferral under Section 3.4, or an Excess Contribution under Section 3.6, the matching contribution and income allocable
thereto shall be forfeited.   The income allocable to a matching contribution
shall be determined in accordance with the procedure for determining income allocable to Excess Aggregate Contributions set forth in Section 4.3. Forfeited matching contributions and the income allocable thereto shall be applied to reduce the Employer's matching contribution obligation as of the last day of the month following the date on which the forfeiture occurs. The forfeited amounts are treated as Annual Additions under the Plan for both those Participants to whose Accounts such amounts are reallocated as well as for those Participants from whose Accounts the amounts are forfeited. Matching contributions shall be administered in accordance with Section 401(a)(4) of the Code.

                4.5 EMPLOYER CONTRIBUTIONS. This Plan is intended to be a profit sharing plan to which Employer contributions shall be made without regard to current or accumulated profits. All contributions by the Employer shall be paid to the Trustee not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extensions which have been granted for the filing of such return.

         4.6 LIMITATION ON ALLOCATION TO PARTICIPANT'S ACCOUNT. If an Employee does not and has not ever received an allocation of Annual Additions as defined in 1.3(d), the amount of Annual Additions which the Retirement Committee may allocate under this Plan on a Participant's behalf for a Limitation Year shall not exceed the Maximum Permissible Amount. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Retirement Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Retirement Committee shall make this determination on a uniform and reasonable basis for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Retirement Committee shall determine the Maximum Permissible Amount for the Limitation Year on the basis of the Participant's Compensation for the Limitation Year.

         If, as a result of the Retirement Committee's estimation of the Participant's Compensation, as a result of a forfeiture allocation, or as a result of a reasonable error in determining the amount of Salary Reduction Contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, an Excess Amount exists, any Salary Reduction Contributions or nondeductible voluntary contributions will be returned to the Participant. To the extent an Excess Amount still exists, the Retirement Committee shall reduce any Employer contributions and forfeitures to the Participant's Accounts at the end of the Limitation Year by the Excess Amount, and any remaining Excess Amount shall be carried over to the next Limitation Year. If the Participant is not covered by the Plan as of the end of the Limitation Year, then the Excess Amount will be allocated to the Accounts of all other Participants in the Plan for the Limitation Year before any other amounts are allocated for such Limitation Year.

         If an Employee is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.

         The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under the plan (determined at the close of the Plan Year) and the denominator of which is the lesser of (1) 1.25 multiplied by the dollar limitation in effect for such Plan Year under Section 415(b)(1)(A) of the Code as adjusted by Section 415(d) of the Code; or (2) 1.4 multiplied by one-hundred percent (100%) of the Participant's average monthly Compensation during the three consecutive years when the total Compensation paid to him or her was highest, including any adjustment under Section 415(b) of the Code. Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

         The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account Balance as of the close of the Plan Year, (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Employer) and the denominator of which is the sum of the applicable maximum amounts of Annual Additions which could have been made under Section 415(c) of the Code for such Plan Year and for all prior years of such Participant's employment. If the employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0, under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) of the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

         The applicable maximum amount for any Plan Year shall be equal to the lesser of (1) 1.25 multiplied by the dollar limitation in effect for such Plan Year under Section 415(c)(1)(A) of the Code; or (2) 1.4 multiplied by twenty-five percent (25%) of the Participant's Compensation for such Plan Year. For purposes of this limitation, all defined benefit plans of the Employer, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employer, whether or not terminated, are to be treated as one defined contribution plan.

                 The following definitions apply to this Section only:

                 (a) "Maximum Permissible Amount" - For a Limitation Year, the Maximum Permissible Amount with respect to any Participant shall be the lesser of (i) $30,000 (or, if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the
                 Code), or (ii) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year.

                 (b) "Compensation" - Compensation as defined in Section 1.09 of the Plan.

                 (c) "Employer" - The Employer which adopts this Plan as well as any entity which must be aggregated with the Employer pursuant to Section 414(b), (c), (m), (n) or (o) of the Code.

                 (d) "Excess Amount" - The excess of the Participant's Annual Additions credited to the Participant's Account for the Limitation Year over the Maximum Permissible Amount. Any Excess Amount shall be held in a suspense account which does not participate in the allocation of the Trust's investment gains and losses. Excess Amounts may not be distributed to Participants or former Participants. Any Excess Amount which is allocated shall be deemed to be an Annual Addition for the Limitation Year in which it is allocated.

                 (e)  "Limitation Year" - The Plan Year.

                 (f) "Projected Annual Benefit" - The annual retirement benefit (adjusted if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

                      (1) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

                      (2) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                                   ARTICLE V
                           PARTICIPANT CONTRIBUTIONS

         5.1 VOLUNTARY CONTRIBUTIONS. A Participant may make nondeductible employee contributions ("voluntary contributions") in an amount equal to any whole percentage from one percent (1%) to fifteen percent (15%) of his or her Compensation for each payroll period within such Plan Year; provided, however, that the total percentage of voluntary contributions made under this Section 5.1 and Salary Reduction contributions made under Section
3.1 shall not exceed fifteen percent (15%) of a Participant's Compensation for each payroll period within a Plan Year. Any voluntary contributions made by a Participant will be allocated to the Participant's Account Balance as soon as administratively possible, but in no event later than fifteen (15) business days after the close of the month in which the funds were withheld from the Participant's Compensation. The Retirement Committee shall not accept any Participant's voluntary contributions which when aggregated with matching contributions made on behalf of the Participant do not satisfy the nondiscrimination test set forth in Section 4.2. For purposes of Section 4.2, the Average Contribution Percentage of a Participant who is not allocated a matching contribution and does not make a voluntary contribution shall be 0%.
A Participant's voluntary contribution will be considered to have been made in the Plan Year during which it is contributed to the Trust. To the extent
Section 4.2 is not satisfied, any Excess Aggregate Contributions must be returned to the Participant pursuant to Section 4.3. The Retirement Committee shall return voluntary contributions prior to returning any other Excess Aggregate Contributions. All voluntary contributions made by a Participant and income accruing thereon shall be one hundred percent (100%) vested. A separate account will be maintained to reflect voluntary contributions and income accruing thereon. All voluntary contributions made after December 31, 1986 and the income allocable thereto shall be treated as a separate contract for purposes of the distribution rules under Section 72 of the Code. The Retirement Committee shall maintain records of withdrawals, contributions, earnings and losses attributable to each contract. A separate account will be maintained to reflect voluntary contributions and income accruing thereon. All voluntary contributions made after December 31, 1986 and the income allocable thereto shall be treated as a separate contract for purposes of the distribution rules under Section 72 of the Code. The Committee shall maintain records of withdrawals, contributions, earnings and losses attributable to each contract. A Participant may make a withdrawal at any time of his voluntary contributions. Withdrawals shall be made from pre-1987 voluntary contributions first. After the contract attributable to pre-1987 voluntary contributions is depleted, withdrawals can be made from the other contract. Voluntary contributions shall be administered in accordance with Section 401(a)(4) of the Code.

         5.2 ROLLOVER CONTRIBUTIONS. Any Employee, with the Retirement Committee's consent, may contribute cash to the Trust Fund, if the contribution is a Rollover Contribution. For this purpose a Rollover Contribution means (a) a contribution by an Employee of a distribution received from the qualified plan of another employer provided the Employee makes the contribution within 60 days of his or her receipt of a distribution which satisfied the requirements of Section 402(a)(5) of the Code before January 1, 1993 and Section 402(c) on or after January 1, 1993; (b) a contribution by an Employee under Section 408(d)(3) of the Code of the balance in an individual retirement account or annuity which amount is attributable to a prior rollover distribution which satisfied the requirements of Section 402(a)(5) of the Code (or current Section 402(c)); or (c) a direct transfer of the Employee's interest from the trustee of a qualified plan maintained by another employer. Before accepting a Rollover Contribution, the

Retirement Committee may require the Employee to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution which the Code permits an Employee to make to a qualified plan. All Rollover Contributions shall be fully vested at all times.

                                   ARTICLE VI
                             TERMINATION OF SERVICE

         6.1 NORMAL RETIREMENT DATE. Upon reaching his or her Normal Retirement Date, a Participant shall be fully vested in his or her Account Balance. A Participant who remains employed after reaching his or her Normal Retirement Date shall continue to fully participate in this Plan. Upon termination of a Participant's employment for any reason after Normal Retirement Date, the Retirement Committee shall direct the Trustee to commence payment of the Participant's Account Balance to him or her (or to his or her Beneficiary if the Participant is deceased), in accordance with the provisions of Article VII no later than sixty (60) days after the close of the Plan Year in which the Participant's employment terminates.

         6.2 PARTICIPANT DISABILITY. The Retirement Committee shall direct the Trustee to commence payment of the Participant's Account Balance to him or her in accordance with the provisions of Article VII no later than sixty
(60) days after the close of the Plan Year in which the Participant is deemed disabled. The Plan shall consider a Participant disabled on the date the Retirement Committee determines the Participant, because of a physical or mental disability, will be unable to perform the duties of his or her customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Retirement Committee considers will be of long and continued duration. The Retirement Committee also shall consider a Participant disabled if he or she incurs the permanent loss of use of a member or function of the body, or is permanently disfigured. The immediately preceding sentence shall not apply unless the Participant terminates employment. The Retirement Committee may require a Participant to submit to a physical examination in order to confirm disability. If the disabled Participant is a member of the Retirement Committee, a disinterested third party shall be appointed by the Retirement Committee to evaluate the Retirement

Committee member's condition. The Retirement Committee shall apply the provisions of this Section 6.2 in a nondiscriminatory, consistent and uniform manner.

         6.3          TERMINATION OF SERVICE PRIOR TO NORMAL RETIREMENT DATE.
Upon termination of a Participant's employment prior to Normal Retirement Date (for any reason other than death or disability), the Retirement Committee shall direct the Trustee to commence payment of the Participant's vested Account Balance to him or her (or to his or her Beneficiary if the Participant is deceased), in accordance with the provisions of Article VII, no later than sixty (60) days after the close of the Plan Year in which the Participant's employment terminates.

         6.4 VESTING - EMPLOYER CONTRIBUTIONS. All Participants shall be fully and immediately vested in their Account Balances as of January 1, 1998. Amounts credited thereafter to a Participant's Matching Contribution Account shall likewise be one hundred percent (100%) vested at all times.

                                  ARTICLE VII
                     TIME AND METHOD OF PAYMENT OF BENEFITS

         7.1 TIME OF PAYMENT OF ACCOUNT BALANCE. Unless the Participant elects in writing, if distribution has not yet commenced pursuant to Sections 6.2 or 6.3, the Retirement Committee shall direct the Trustee to commence distribution of a Participant's Account Balance determined as of the Accounting Date occurring on or about the date of distribution as soon as practicable but no later than sixty (60) days after the close of the Plan Year in which the later of the following events occurs:

         (a) The date the Participant reaches his or her Normal Retirement Date, or

         (b)  The date the Participant terminates service with the Employer.

The Retirement Committee shall, however, direct the Trustee to commence distribution no later than the Participant's Required Beginning Date. The Required Beginning Date is April 1 of the calendar year following the calendar year in which a Participant attains age 70-1/2. Notwithstanding the foregoing, the Required Beginning Date for a Participant who is not a 5% owner and who attains age 70-1/2 after December 31, 1998 shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or retires, whichever is later.

         7.2 DEFERRED DISTRIBUTION. A Participant who separates from service may request that the Retirement Committee direct the Trustee to defer commencement of his or her distribution until his or her Normal Retirement Date.

         7.3 FORMS OF PAYMENT. The Participant may elect one of the optional forms of payment described herein. The election of such option must be in writing, in such form as the Retirement Committee shall prescribe, signed by the Participant and filed with the Retirement

Committee during the 90 day period preceding the Annuity Starting Date. Any election may be revoked by written notice filed with the Retirement Committee at least 30 days prior to the Participant's Annuity Starting Date. Such distribution may commence less than 30 days after the Participant is advised that he or she may elect an immediate distribution, provided that:

         (a) the Retirement Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (b) the Participant, after receiving the notice, affirmatively elects a distribution.

         The following optional forms of distribution will be available:

         (a)  a lump sum payment in cash; or

         (b) annual installment payments in cash over a period not to exceed ten years.

Notwithstanding the preceding paragraph, a Participant may request that that portion of his or her Account Balance which is invested in Merck Common Stock or Rhone-Poulenc ADRs be distributed in-kind.

         7.4 PAYMENT UPON DEATH. If distribution of the Participant's Account Balance has commenced in accordance with a method selected pursuant to
Section 7.3 and the Participant dies before his or her entire interest is distributed to him or her, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected by the Participant as of his or her date of death.

         If a Participant dies prior to the commencement of distribution of his or her Account Balance, distribution of his or her Account Balance to his or her designated Beneficiary shall be completed by December 31 of the calendar year containing the fifth anniversary of his or her death, unless one of the following exceptions apply:

         (a) If the Participant's Account Balance is payable to or for the benefit of a designated Beneficiary, it may be distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), provided such distribution commences no later than the December 31 following the close of the calendar year in which the Participant's death occurred.

         (b) In the event that the Participant's spouse is his or her designated Beneficiary, distribution to the spouse must commence no later than the later of the December 31 of the calendar year in which the deceased Participant would have attained age 70 1/2 had he or she survived or the December 31 following the close of the calendar year in which the Participant's death occurred. If the surviving spouse dies before distribution to such spouse has commenced, then the five year distribution requirement of this Section shall apply as if the spouse were the Participant.

         If the Participant has not designated a method of distribution in accordance with (a) or (b) above, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority. For purposes of this Section only, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if

(b) above is applicable, the date distribution is required to begin to the surviving spouse). If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

         If the Trustee makes distribution in accordance with the exceptions in either clause (a) or (b), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the latest Accounting Date preceding the beginning of the calendar year (adjusted by distributions made after the Accounting Date but prior to the end of the calendar year), divided by the designated Beneficiary's life expectancy without recalculation. A distribution to the Beneficiary in the form of an annuity will satisfy the minimum distribution requirements of this Section 7.4 if the method of distribution provides substantially nonincreasing payments and otherwise satisfies applicable Treasury regulations. The Retirement Committee shall use the unisex life expectancy multiples under Treasury regulation Section 1.72-9 for purposes of applying this paragraph. In construing this Section 7.4, the method of distribution to the Participant's Beneficiary must satisfy Section 401(a)(9) of the Code and the applicable Treasury regulations.

         7.5 MINIMUM DISTRIBUTION REQUIREMENTS. Notwithstanding anything else to the contrary herein, the Retirement Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Account Balance, nor may the Participant elect to have the Trustee distribute his or her Account Balance over a period extending beyond the Participant's life expectancy or over a period extending beyond the joint life and last survivor life expectancy of the Participant and his or her designated Beneficiary. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the most recent Accounting Date preceding the calendar year (adjusted for allocations of contributions, forfeitures and distributions made after the Accounting Date but prior to the end of the calendar year, if applicable), divided by the applicable life expectancy or, if the Participant's spouse is not his or her designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. The applicable life expectancy shall be the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the first distribution calendar year reduced by one for each calendar year which elapsed since the date life expectancy was first calculated. Applicable life expectancies will be determined under the unisex life expectancy multiples under Treasury regulation Section 1.72-9, and will not be recomputed. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year. The first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. All distributions under the Plan must be made in accordance with Section 401(a)(9) of the Code and the Treasury regulations thereunder. To the extent provisions of this Plan are inconsistent with Section 401(a)(9) of the Code,
Section 401(a)(9) of the Code will override such provisions.

         7.6 IMMEDIATE DISTRIBUTION If the Participant's Nonforfeitable Account Balance is $3,500 or less, including voluntary contributions, if applicable, the Retirement Committee will immediately distribute such amount to the Participant without his or her consent upon his or her termination of employment. The previous sentence notwithstanding, effective January 1, 1998, the Committee will immediately distribute a Participant's Nonforfeitable Account

Balance to the Participant without his or her consent upon his or her termination of employment if the Participant's Nonforfeitable Account Balance, including voluntary contributions, if applicable, is $5,000 or less. No distribution may be made pursuant to this Section after the Annuity Starting Date without the consent of the Participant, and if applicable, the Participant's spouse.

                                  ARTICLE VIII
                                  WITHDRAWALS

         8.1 HARDSHIP WITHDRAWAL. If a Participant elects to withdraw all or any part of his or her Salary Reduction Contribution Account prior to the date he or she attains age 59-1/2, such withdrawal will require the consent of the Retirement Committee and such consent shall be given only if, under uniform rules of application, the Retirement Committee determines that the purpose of the withdrawal is to meet heavy and immediate financial needs of the Participant and the amount of the hardship distribution requested is necessary to satisfy the specified need. Withdrawals are permitted only for (1) payment of college or graduate school tuition and related educational fees for college or graduate school for the next 12 months for the Participant, the Participant's spouse, children or dependents; (2) costs directly related to the purchase of a principal residence for the Participant, excluding mortgage payments; (3) payments necessary to prevent the Participant's eviction from, or foreclosure on the mortgage of, the Participant's principal residence; and (4) expenses for medical care, to the extent not covered by insurance, which have either been previously incurred by the Participant, the Participant's spouse or dependents or are necessary for the Participant, the Participant's spouse or dependents to obtain medical care. The foregoing definition of hardship may be altered by the Retirement Committee, as may the time, amount and manner of distributions under this Section, to the extent required by the Code or applicable regulations. No distributions may be made under this Section to the extent that such distributions would be allocable to income allocable to Salary Reduction Contributions.

         The amount of the hardship distribution shall not exceed the amount of the Participant's immediate and heavy financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. Prior to obtaining a hardship distribution from this Plan, the Participant must obtain all distributions, other than hardship distributions, and all nontaxable loans from this Plan and from all other plans maintained by the Employer.

         A hardship distribution from this Plan will be permitted only if all other plans maintained by the Employer prohibit the Participant from making (a) elective contributions and Employee contributions for at least twelve (12) months subsequent to the hardship distribution; and (b) elective contributions for the taxable year subsequent to the taxable year of the hardship distribution, which exceed the limit on such deferrals under Section 402(g) of the Code for such subsequent taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution.

         A Participant who has obtained a hardship distribution shall not make Salary Reduction Contributions or voluntary contributions to this Plan for at least twelve (12) months subsequent to the hardship distribution nor shall the Participant make Salary Reduction Contributions to this Plan for the taxable year subsequent to the taxable year of the hardship distribution, which exceed the limit on such deferrals under Section 402(g) of the Code for such subsequent taxable year less the amount of such Participant's Salary Reduction Contributions for the taxable year of the hardship distribution.

         8.2 AGE 59-1/2 WITHDRAWALS. A Participant may elect to withdraw any portion of his Salary Reduction Contribution Account, Matching Contribution Account, or Rollover Contribution Account for any reason after attainment of age 59-1/2.

         8.3 IN-SERVICE WITHDRAWALS ATTRIBUTABLE TO TRANSFERRED MERCK BENEFITS. The following special rules apply to in-service withdrawals by a Transferred

Merck Participant from that portion of his or her Account Balance which is attributable to his or her Transferred Merck Benefit:

         (a) Notwithstanding any other provision of this Plan to the contrary, a Transferred Merck Participant may request once per year an in-service withdrawal of that portion of his or her Account Balance attributable to his or her Transferred Merck Benefit with respect to the following contributions: (i) subject to Section 8.3(c) of this Plan, Company Matching Contributions made under the Merck Plan that were subject to after-tax distribution rules under the terms of the Merck Plan; (ii) rollover contributions made under the Merck Plan; and (iii) trust-to-trust transfer contributions, and any earnings thereon, made under the Merck Plan. Minimum required distributions under this Plan, distributions necessary to enable a Transferred Merck Participant to obtain a hardship distribution under Section 8.1, and hardship distributions under Section 8.1 shall not count toward the annual limit of one in-service withdrawal with respect to in-service withdrawals under this Section 8.3.

         (b) The minimum in-service withdrawal available to a Transferred Merck Participant under this Section 8.3 shall be no less than the least of (i) the amount of his or her Transferred Merck Benefit available for distribution in accordance with Section 8.3(c); (ii) $500; or (iii) his or her entire Transferred Merck Benefit.

         (c) A Transferred Merck Participant whose combined participation in the Merck Plan and this Plan is less than five years may not request an in-service withdrawal pursuant to this Section 8.3 which includes any portion of Company Matching Contributions made under the Merck Plan, but not earnings attributable thereto, contributed less than two years prior to the date of the requested withdrawal.

         (d) To the extent that more than one of the sources listed in Section 8.3(a) is available to a Transferred Merck Participant under this Section 8.3, he or she may specify the sources from which an in-service withdrawal requested under this Section 8.3 will be satisfied.

                                   ARTICLE IX
                          INVESTMENT OF CONTRIBUTIONS


         9.1 FUNDING VEHICLE. The Company has entered into a Trust Agreement with the Trustee providing for the establishment of a Trust to which all Salary Reduction Contributions, matching contributions, and voluntary contributions, if any, shall be contributed and from which all benefits under the Plan shall be paid.

         9.2 INVESTMENT FUNDS. The Trustee may, pursuant to the direction of the Retirement Committee, establish and maintain separate subfunds into which the Participants may direct the investment of their Accounts.

         9.3 INVESTMENT ELECTIONS. If the Trustee maintains separate subfunds pursuant to Section 9.2, each Participant's Account Balance shall be allocated to any or all of the subfunds, in such whole percentages as the Participant shall elect. Such election shall be made by the Participant in the manner designated by with the Retirement Committee. A Participant's initial election shall be made as soon as practicable upon or following his or her entry into the Plan. Separate accounts will be maintained reflecting the interest of each Participant attributable to each subfund.

         9.4 CHANGE IN INVESTMENT ELECTION. Any investment election made by the Participant shall be deemed to be a continuing election until changed. A Participant may change his or her investment election with respect to future contributions in the manner designated by the Retirement Committee as frequently as the Participant wishes, without limitation; provided, however, that elections regarding the investment of future contributions in Merck Common Stock or Rhone-Poulenc ADRs may only be made two times per month. Such change shall be effective only with respect to future amounts deferred from the Participant's Compensation and for future matching contributions, if any.

         9.5 TRANSFERS BETWEEN FUNDS. A Participant may direct the Trustee to transfer designated amounts from one subfund to another as frequently as the Participant wishes, without limitation; provided, however, that a Participant may transfer designated amounts into or out of the Merck Common Stock and Rhone-Poulenc ADR Fund only two times per month.

         9.6 INVESTMENT OF EARNINGS. All earnings (whether denominated income, capital gain or otherwise) from investments in each subfund shall be reinvested in the same subfund.

         9.7          PASS-THROUGH OF VOTING RIGHTS.

         (a) To the extent that a Participant directs the investment of some portion of his or her Account in either Merck Common Stock or Rhone-Poulenc ADRs, all voting, tender, and similar rights shall be passed through to the Participant and the Participant shall direct the Trustee as to how said rights shall be exercised. With respect to the portion of the Participant's account balance which has been invested in the other investment options offered under the Plan, the Trustee shall vote all interests held by the Trust as directed by the Employer.

         (b) Procedures shall be established and maintained to ensure the confidentiality of all information regarding Participants' purchase, holding, and sale of Merck Common Stock and Rhone-Poulenc ADRs as well as Participants' exercise of appurtenant rights under this Section 9.7, except to the extent necessary to comply with federal law or state law not preempted by ERISA. The Plan Administrator is hereby designated as the fiduciary responsible for ensuring that these confidentiality procedures are adequate and are followed. In the event that the Plan Administrator determines that a particular transaction relating to Merck Common Stock or Rhone-Poulenc ADRs may involve the potential for undue Employer influence, the Plan Administrator shall designate an independent fiduciary, who shall not be an affiliate of the Employer, to assume responsibility for all activities relating to said transaction.

         9.8 LOAN FUNDS. Notwithstanding anything in this Article IX to the contrary, any Participant who borrows from the Trust Fund pursuant to
Article X will be treated as having directed the Trustee to allocate such portion of his or her Account Balance as is equal to the borrowed amount to the Participant's Loan Fund. The Loan Fund, and the promissory note executed by the Participant held therein, remains a part of the Trust Fund, but to the extent of the loan outstanding at any time, the borrowing Participant's Loan Fund alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain in an interest-bearing account any interest and principal paid on the borrowing Participant's loan in the Loan Fund on behalf of the borrowing Participant until the Trustee deems it appropriate to add the amount paid to the Participant's Loan Fund under the Plan (plus interest, if any) back to the Participant's Account Balance, at the same time reducing the amount treated as having been allocated to the Participant's Loan Fund by the amount of principal payments made with respect to the loan.

                                   ARTICLE X
                                     LOANS

         10.1 LOAN APPLICATIONS. A Participant may make application to the Retirement Committee to borrow from the Trust Fund, and the Retirement Committee may, in its sole discretion, permit such loan, provided, however, that such loans shall be made available to all Participants on a reasonably equivalent basis. The authority herein granted to the Retirement Committee to approve loans from the Trust Fund shall not be used as a means of distributing benefits before they otherwise become due.

         10.2     LOAN TERMS AND CONDITIONS.

            (a) The aggregate amount of all such loans to a Participant from this Plan shall not, at the time any such loan is made, exceed the lesser of
(i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan on the date on which such loan was made, or (ii) fifty percent (50%) of the vested portion of the Participant's Account Balance at the time of the making of such loan. For purposes of this limitation, all loans from all qualified plans maintained by the Employer or by any entity which is required to be aggregated with the Employer pursuant to Sections 414(b), (c), (m) or (o) must be aggregated.

            (b) Loans shall be made pursuant to notes approved by the Retirement Committee which shall bear a reasonable interest rate equal to the prevailing rate charged by lenders for similar loans and shall specify the time and manner of repayment, as determined by the Retirement Committee.

            (c) Loans shall not be made available to Participants who are Highly Compensated Employees in an amount greater than the amount made available to other Participants.

            (d) For all loans, the Participant must consent in writing within the 90 day period before the making of the loan, to the possible reduction in the Participant's Account Balance if the terms of the loan are not properly fulfilled and fully executed. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. A new consent shall be required if the Account Balance is used for renegotiation, extension, renewal, or other revision of the loan.

            (e) All loans shall be adequately secured. A loan shall be deemed to be adequately secured if the aggregate amount of all such loans to a Participant does not exceed fifty percent (50%) of the vested amount of the Participant's Account Balance at the time of the making of such loan. If, at any time, the aggregate amount of outstanding loans to a Participant does exceed that limitation, then the Retirement Committee shall require the Participant to repay the amount of principal balance due on such loans to an amount not in excess of such limitation, or to adequately secure with collateral other than the vested amount of the Participant's Account Balance the amount by which such loans exceed the limitation. The Retirement Committee shall have sole discretion to determine the nature and amount of security required.

             (f) The period for repayment of a loan issued pursuant to this Section must, by the terms of the note, not exceed five (5) years. Notwithstanding the above, if the purpose or use of the loan, as determined at the time of issuance, is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, the period for repayment of the loan may be extended to thirty (30) years. Repayment of a loan shall be made through payroll deduction. Any loan shall, by its terms, require that repayment of principal and interest be amortized at least quarterly over the period of the loan.

         (g) A Participant may have up to two standard loans and one loan for purposes of acquisition of a primary residence outstanding at any time.

         (h) In the event the Participant ceases to make Salary Reduction Contributions, repayment of the loan shall be accelerated and any amount due shall be paid from the Loan Fund unless otherwise satisfied by the Participant.

         (i) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

         (j) No loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

                                   ARTICLE XI
                       EMPLOYER ADMINISTRATIVE PROVISIONS

         11.1 INFORMATION TO RETIREMENT COMMITTEE. The Employer shall supply current information to the Retirement Committee as to the name, date of birth, date of employment, annual Compensation, leaves of absence and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Retirement Committee considers necessary. The Employer's records as to the current information the Employer furnishes to the Retirement Committee shall be conclusive as to all persons.

         11.2 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Retirement Committee, the Benefit Claims Committee, the Plan Administrator, or the Trustee.

         11.3 INDEMNITY. The Employer indemnifies and holds harmless the members of the Retirement Committee, the Plan Administrator, and each of them, from and against any and all loss resulting from liability to which the Retirement Committee or members of the Retirement Committee or the Plan Administrator may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Plan or Trust or both, including all expenses reasonably incurred in their defense in case the Employer fails to provide such defense. The indemnification provisions of this Section 11.3 shall not relieve any Retirement Committee member or the Plan Administrator from any liability he or she may have under the Code or ERISA for breach of a fiduciary duty.

         11.4 FACILITY OF PAYMENT. If satisfactory evidence is received that a person entitled to receive any benefits is physically incapable or mentally incompetent to receive such payment and give a valid release therefor, and another person or institution has been maintaining or has custody of such person, payment of such benefit may be made to such person or institution and the release of such person or institution shall be a valid and complete discharge of any liability under this Plan.

         11.5 MISSING RECIPIENTS. If the Retirement Committee is unable, within three years after any benefit becomes due under the Plan to a Participant or Beneficiary, to make payment because the identity and/or whereabouts of such person cannot be ascertained notwithstanding the mailing of due notice to any last known address or addresses, the Retirement Committee shall direct that any such benefits shall be forfeited and used to reduce future Company contributions; provided, however, that such benefit shall be restored (in an amount equal to the amount forfeited) upon proper claim made by such Participant or Beneficiary prior to the termination of the Plan. In the event a proper claim is made, benefits under this Section 11.5 shall be restored based on the following order of priority:

         (a)  from forfeitures arising under Article VII; and

         (b) from additional Employer contributions made in order to restore such benefits.

                                  ARTICLE XII
                     PARTICIPANT ADMINISTRATIVE PROVISIONS

         12.1 BENEFICIARY DESIGNATION. The Beneficiary of a married Participant shall be the surviving spouse. A married Participant may designate a Beneficiary other than the spouse only if the Participant obtains the written consent of the spouse to the alternate beneficiary, the spouse acknowledges the effect of the consent and the spouse's signature is witnessed by a notary public or Plan representative. Subject to the foregoing limitation, any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee shall pay his or her Account Balance in the event of his or her death. The Retirement Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Retirement Committee, it effectively shall revoke all designations filed prior to that date by the same Participant.

         12.2 NO BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary, or if the Beneficiary named by a Participant predeceases him or her, then the Trustee shall pay the Participant's Account Balance (subject to the provisions of Articles V and VII) in the following order of priority to:

             (a)  The Participant's surviving spouse:

             (b) The Participant's surviving children, including adopted children, in equal shares;

             (c)  The Participant's surviving parents, in equal shares; or

             (d) The legal representative of the estate of the last to die of the Participant and his or her Beneficiary.

             The Retirement Committee shall direct the Trustee as to whom the Trustee shall make payment under this Section 12.2.

         12.3 PERSONAL DATA TO RETIREMENT COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Retirement Committee such evidence, data or information as the Retirement Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Retirement Committee, provided that the Retirement Committee shall advise each Participant of the effect of his or her failure to comply with its request.

         12.4 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Retirement Committee from time to time, in writing, his or her post office address and any change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his or her last post office address filed with the Retirement Committee, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.

         12.5 ASSIGNMENT OR ALIENATION. Neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process. The Retirement Committee shall, however, abide by any Qualified Domestic Relations Order as defined in Section 414(p) of the Code and
Section 206(d)(3) of ERISA which is served upon the Plan.

         12.6 NOTICE OF CHANGE IN TERMS. The Retirement Committee, within the time prescribed by ERISA and the applicable regulations thereunder, shall furnish all

Participants and Beneficiaries with a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

         12.7 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, as well as any contract or other instrument under which the Plan was established or is operated. The Retirement Committee will maintain all of the items listed in this Section 12.7 in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Retirement Committee shall furnish him or her with a copy of any item listed in this Section 12.7. The Retirement Committee may make a reasonable charge to the requesting person for the copy so furnished.

         12.8 CLAIM FOR BENEFITS. Any claim for benefits under this Plan shall be made in writing to the Plan Administrator. If a claim for benefits is wholly or partially denied, the Plan Administrator shall so notify the Participant or Beneficiary within 90 days after receipt of the claim, except that if there are special circumstances which require more time for processing, the 90-day period shall be extended to 180 days upon notice to the Participant or Beneficiary to that effect. The notice of denial shall be written in a manner calculated to be understood by the Participant or Beneficiary and shall contain (a) the specific reason or reasons for denial of the claim, (b) a specific reference to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim together with an explanation of why such material or information is necessary and (d) an explanation of the claims review procedure.

         12.9 REVIEW OF CLAIM. Within 60 days after the receipt by the Participant or Beneficiary of notice of denial of a claim (or at such later time as may be reasonable in view of the nature of the benefit subject to claim and other circumstances), the Participant or Beneficiary may (a) file a request with the Benefit Claims Committee that it conduct a full and fair review of the denial of the claim, (b) review pertinent documents and (c) submit questions and comments to the Benefit Claims Committee in writing.

        12.10 DECISION AFTER REVIEW. Within 60 days after the receipt of a request for review under Section 12.9, the Benefit Claims Committee shall deliver to the Participant or Beneficiary a written decision with respect to the claim, except that if there are special circumstances which require more time for processing, the 60-day period shall be extended to 120 days upon notice to the Participant or Beneficiary to that effect. The decision shall be written in a manner calculated to be understood by the Participant or Beneficiary and shall (a) include the specific reason or reasons for the decision and (b) contain a specific reference to the pertinent Plan provisions upon which the decision is based.

                                  ARTICLE XIII
                           ADMINISTRATION OF THE PLAN

         13.1         THE U.S. ANIMAL HEALTH COMPENSATION & BENEFITS COMMITTEE.
The U.S. Animal Health Compensation & Benefits Committee shall appoint the members of the Retirement Committee and, to the extent provided in Section 16.2 of the Plan, shall have the authority to amend this Plan.

         13.2 THE RETIREMENT COMMITTEE. The Plan shall be administered by the Retirement Committee, which shall have the responsibilities and duties delegated to it in this Plan and any responsibilities and duties under this Plan which are not specifically delegated to anyone else. The Retirement Committee shall appoint any Investment Manager.

         13.3 THE TRUSTEE. The Company shall enter into a Trust Agreement with the Trustee. The Trustee shall have exclusive authority and discretion to manage and control the Trust Fund except to the extent that authority to manage the assets held by the Trust is directed by Participants or delegated by the Retirement Committee to an Investment Manager. The Trustee may designate agents or others to carry out certain of the administrative responsibilities in connection with management of the Trust.

         13.4 THE PLAN ADMINISTRATOR. The Plan Administrator (who shall be appointed by the Retirement Committee) shall be responsible for (a) the maintenance of all records of Participants and Beneficiaries necessary for the administration of this Plan, (b) the taking of any action necessary to meet the reporting and disclosure requirements imposed by ERISA, and (c) making initial determinations with respect to Participant claims, pursuant to Section
12.8.  The

Retirement Committee may authorize the Plan Administrator to designate agents to carry out certain of its responsibilities.

         13.5 DECISION AND ACTION OF THE RETIREMENT COMMITTEE, PLAN ADMINISTRATOR, AND BENEFIT CLAIMS COMMITTEE.

         (a) The Retirement Committee from time to time may establish rules for the administration of the Plan. Except to the extent vested in the Plan Administrator and the Benefit Claims Committee, the Retirement Committee shall have the sole discretion to make decisions and take any action with respect to questions arising in connection with the Plan, including but not limited to, the construction and interpretation of the Plan and the Trust Agreement. Any such decision or action shall be final and binding upon all Participants and Beneficiaries.

         (b) The Plan Administrator and the Benefit Claims Committee shall have the sole discretion to determine eligibility for benefits and to construe the terms of the Plan in connection therewith. Except insofar as determinations of the Plan Administrator may be appealed to the Benefit Claims Committee for review, the decisions and actions of the Plan Administrator and Benefit Claims Committee shall be final and binding on all Participants and Beneficiaries.

         13.6 MEMBERSHIP OF THE RETIREMENT COMMITTEE. The Retirement Committee shall consist of at least 3 but no more than 5 members. Each person appointed a member of the Retirement Committee shall file his or her acceptance of the appointment with the secretary of the Company. Any member of the Committee may resign by delivering his or her written resignation to the secretary of the Company; the resignation shall become effective 30 days following receipt by the Secretary (or at any other time agreed upon by the member and the U.S. Animal Health Compensation & Benefits Committee. The U.S. Animal Health Compensation & Benefits Committee may remove any member of the Retirement Committee at any time, with our without cause, upon notice to the member being removed. Notice of the appointment, resignation, or removal of a member of the Retirement Committee shall be given by the U.S. Animal Health Compensation & Benefits Committee to the Trustee and to members of the Retirement Committee.

         13.7 OFFICERS AND MEETINGS OF THE RETIREMENT COMMITTEE. The Retirement Committee shall elect a chairman and a secretary (who need not be a member of the Retirement Committee) and shall hold meetings upon such notice and at such times and places as it may from time to time determine. Notice of a meeting need not be given to any member of the Retirement Committee who submits a signed waiver of notice before or after the meeting or who attends the meeting.

         13.8 PROCEDURES OF THE RETIREMENT COMMITTEE. A majority of the total number of members of the Retirement Committee shall constitute a quorum for the transaction of business. The vote of a majority of members of the Retirement Committee present at the time of a vote, if a quorum is present at the time, shall be required for action by the Retirement Committee. Resolutions may be adopted or other action taken without a meeting upon the written consent of all members of the Retirement Committee. Any person dealing with the Retirement Committee shall be entitled to rely upon a certificate of any member of the Retirement Committee or its secretary as to any act or determination of the Retirement Committee.

         13.9         ACTUARY.   The Benefits Committee shall appoint an
actuary to perform actuarial services with respect to this Plan.

         13.10 BENEFIT CLAIMS COMMITTEE. The Retirement Committee shall appoint a Benefits Claims Committee which shall consist of at least three members (who may or may not be members of the Retirement committee) to administer the benefit claims review procedure under Article XII. In the absence of appointment of a Benefit Claims Committee, the Retirement Committee shall serve as the Benefit Claims Committee.

         13.11 SUBCOMMITTEES, ADVISORS AND AGENTS OF RETIREMENT COMMITTEE. The Retirement Committee may (a) appoint subcommittees with such powers as the Retirement Committee shall determine are advisable; (b) authorize one or more of its members or an agent to execute any instrument; and (c) utilize the services of Employees and engage accountants, actuaries, agents, clerks, legal counsel, medical advisers and professional consultants to assist in the administration of the Plan or to render advice with regard to any responsibility under the Plan.

         13.12 LIABILITY OF THE RETIREMENT COMMITTEE. The members of the Retirement Committee shall have no liability with respect to any action or omission by them in good faith in reliance upon (a) the advice or opinion of any accountant, actuary, legal counsel, medical adviser or other professional consultant or (b) any resolutions of the U.S. Animal Health Compensation & Benefits Committee certified by the secretary or assistant secretary of the Company.

         13.13 EXPENSES OF THE PLAN: FIDELITY BOND. All expenses relating to this Plan shall be an expense of the Plan and, except to the extent paid by the Employer, shall be paid out of the Trust Fund. Any Employee who serves as a Trustee, Plan Administrator or member of the Retirement Committee shall receive no compensation for such service. The Company may require any Trustee, Plan Administrator or member of the Retirement Committee to furnish a fidelity bond satisfactory to the Company; the premium for any fidelity bond shall be an expense of the Plan except to the extent paid by the Employer.

         13.14 SERVICE IN MORE THAN ONE CAPACITY. Any person or group of persons may serve the Plan in more than one capacity, including service both as Plan Administrator and as a member of the Retirement Committee.

                                  ARTICLE XIV
                     FIDUCIARY DUTIES AND RESPONSIBILITIES

         14.1 GENERAL FIDUCIARY STANDARD OF CONDUCT. Each Fiduciary of the Plan shall discharge his or her duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each Fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.

                                   ARTICLE XV
                                TOP HEAVY RULES

         15.1 MINIMUM EMPLOYER CONTRIBUTION. If this Plan becomes top heavy, a minimum contribution will be paid under the Merial Cash Balance Plan to each Non-Key Employee who is a Participant employed by the Employer on the Accounting Date, unless a Non-Key Employee does not participate in the Merial Cash Balance Plan. If a Non-Key Employee in this Plan does not participate in the Merial Cash Balance Plan and this Plan becomes top heavy, this Plan guarantees a minimum contribution of three percent (3%) of Compensation for each such Non-Key Employee who is a Participant employed by the Employer on the Accounting Date of the Plan Year. For purposes of determining whether the minimum contribution is satisfied, Salary Reduction Contributions and matching contributions shall be disregarded. The minimum contribution shall not be forfeited under Sections 411(a)(3)(B) or (D) of the Code. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee's contribution rate is at least equal to the minimum contribution.

         Notwithstanding the above, if the contribution rate for the Key Employee with the highest contribution rate is less than three percent (3%), the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee (provided that the Employer does not also sponsor a defined benefit plan which has designated this Plan to provide the top heavy minimum). The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's account for the Plan Year divided by his or her Compensation for the Plan Year.

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

To determine the contribution rate, the Retirement Committee shall consider all qualified defined contribution plans maintained by the Employer as a single plan.

         15.2 ADDITIONAL CONTRIBUTION. If the contribution rate for the Plan Year with respect to a Non-Key Employee described in Section 15.1 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so that his or her contribution rate for the Plan Year will equal the guaranteed minimum contribution. The Retirement Committee shall allocate the additional contribution to the Matching Contribution Account of the Non-Key Employee for whom the Employer makes the contribution.

         15.3 DETERMINATION OF TOP HEAVY STATUS. The Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds sixty percent (60%). The top heavy ratio is a fraction, the numerator of which is the sum of the present value of the Account Balances of all Key Employees as of the Determination Date and distributions made within the five (5) Plan Year period ending on the Determination Date, and the denominator of which is a similar sum determined for all Employees. The Retirement Committee shall calculate the top heavy ratio without regard to the Account Balance attributable to any Non-Key Employee who was formerly a Key Employee. The Retirement Committee shall calculate the top heavy ratio, including the extent to which it must take into account contributions not made as of the Determination Date, distributions, rollovers and transfers, in accordance with
Section 416 of the Code and the regulations thereunder.

            If the Employer maintains other qualified plans (including a simplified employee pension plan) this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds sixty percent (60%). The Retirement Committee will calculate the top heavy ratio in the same manner as required by the first paragraph of this
Section 15.3, taking into account all plans within the aggregation group. The Retirement Committee shall calculate the present value of accrued benefits and the other amounts the Retirement Committee must take into account under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Section 416 of the Code and the regulations thereunder. The Retirement Committee shall calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

         15.4 LIMITATION ON ALLOCATIONS. If, during any Limitation Year, the Participant is a participant in both a defined contribution plan and a defined benefit plan which are a part of a top heavy group, the Retirement Committee shall apply the limitations of Article IV to such Participant by substituting "1.0%" for "1.25%" each place it appears in Section 4.6. This
Section 15.4 shall not apply if:

                (a)  The Plan would satisfy Section 15.1 if the guaranteed minimum contribution was one percent (1%) greater than the guaranteed minimum contribution the Retirement Committee otherwise would calculate; and

                (b)  The top heavy ratio does not exceed ninety percent (90%).

         15.5     DEFINITIONS.  For purposes of applying the provisions of this
         Article XV:

                (a) "Key Employee" shall mean, as of any Determination Date, any Employee or former Employee, or any Beneficiary thereof, who, at any time during the Plan Year (which includes the Determination Date) or during the preceding four Plan Years,

                 (i) is an officer of the Employer who has annual Compensation in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code;

                 (ii) one of the ten Employees owning the largest interests in the Employer with annual Compensation in excess of the dollar limit on Annual Additions to a defined contribution plan under
                 Section 415 of the Code;

                 (iii)  a more than five percent (5%) owner of the Employer; or

                 (iv) a more than one percent (1%) owner of the Employer who has annual Compensation of more than $150,000.

                 The constructive ownership rules of Section 318 of the Code will apply to determine ownership in the Employer. The Retirement Committee will make the determination of who is a Key Employee in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

                (b) "Non-Key Employee" is an Employee who does not meet the definition of Key Employee.

                (c) "Required Aggregation Group" means:  (1) Each qualified plan of the Employer in which at least one Key Employee participates; and (2) Any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code. Any terminated plan that covered a Key Employee and was maintained within the five year period ending on the Determination Date shall also be included in the Required Aggregation Group.

                (d) "Permissive Aggregation Group" is the Required Aggregation
                 Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Sections 401(a)(4) and 410 of the Code. The Retirement Committee shall determine which plan to take into account in determining the Permissive Aggregation Group.

                (e) "Determination Date" for any Plan Year is the Accounting
                 Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

                                  ARTICLE XVI
                  EXCLUSIVE BENEFIT, AMENDMENT AND TERMINATION

         16.1 EXCLUSIVE BENEFIT. The Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to an Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be used for, or diverted to, purposes other than for the exclusive purpose of providing benefits to Participants or their Beneficiaries and defraying reasonable expenses of the Plan and of the Trust.

            Notwithstanding the foregoing, if the Commissioner of Internal Revenue, upon the Employer's timely request for initial approval of this Plan, determines that the Trust created under the Plan is not a qualified trust exempt from Federal income tax, then the Trustee, upon written notice from the Employer, shall return the Employer's contributions and increments attributable to the contributions to the Employer. The Trustee must make the return of the Employer contribution under this Section 16.1 within one (1) year of a final disposition of the Employer's request for initial approval of the Plan. The Plan and Trust shall terminate upon the Trustee' return of the Employer's contributions.

            The Employer contributes to this Plan on the condition that its contribution is deductible under Section 404 of the Code. If the Employer's contribution is disallowed as a deduction, or if the Employer's contribution is attributable to a mistake of fact, the Trustee shall return to the Employer the amount contributed over, as relevant, the amount that would have been contributed had no mistake of fact occurred, or the amount of the deductible contribution. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount returned. The excess contributions must be returned within one year of the disallowance or mistake. Further, if the amount returned to the Employer would cause any Participant's Account Balance to be reduced to less than the balance which would have been in his or her Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid the reduction. The Trustee may require the Employer to furnish it with whatever evidence the Trustee deems necessary to enable the Trustee to confirm that the amount the Employer has demanded be returned as properly returnable under the Code and ERISA.

         16.2 AMENDMENT. The Board of Directors of the Company, or a subcommittee thereof to which the Board of Directors of the Company has delegated such authority, may amend this Plan at any time; provided, however, that the U.S. Animal Health Compensation & Benefits Committee of the Company shall have the authority to amend or revise the terms of the Plan to the extent that such amendment or revision (i) does not result in a cost increase to the Employer in excess of 5%; (ii) does not have a significant adverse impact on the prospective rights of Participants; (iii) does not have a significant effect on the long-term rights or liabilities of the Employer; or (iv) is necessary to enable the Plan to continue to comply with the requirements of the Code or ERISA. If the Plan's vesting schedule is amended, each Participant with three (3) or more Years of Service may elect to have the vesting schedule applicable immediately prior to the amendment continue to apply. The period during which such election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

         (1)    60 days after the amendment is adopted;

         (2)    60 days after the amendment becomes effective; or

         (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Retirement Committee.

                No amendment shall authorize or permit any of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no amendment may affect the rights, duties or responsibilities of the Trustee or the Retirement Committee without the written consent of the affected Trustee or the affected member of the Retirement Committee. No amendment shall decrease a Participant's Account Balance or eliminate an optional form of benefit to which the Participant is entitled as a result of service prior to the amendment. All amendments shall be made in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective.

         16.3 DISCONTINUANCE. The Company shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan. Upon complete discontinuance of contributions, the Account Balance of each affected Participant shall be one hundred (100%) percent Nonforfeitable.

         16.4 FULL VESTING ON TERMINATION. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, an affected Participant's right to his or her Account Balance shall be one hundred percent (100%) Nonforfeitable. The Plan shall terminate upon the first to occur of the following:

             (a) The date terminated by action of the Employer provided the Employer gives the Trustee thirty (30) days' prior notice of termination;

             (b) The date the Employer shall be judicially declared bankrupt or insolvent; or

             (c) The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Employer under this Plan.

         16.5 MERGER. The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the Trustee of other retirement plans described in Section 401(a) of the Code and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

         16.6 DIRECT ROLLOVERS. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         Definitions:

         (a) Eligible rollover distributions: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

         16.7 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan or any modification or amendment to the Plan, or in the creation of any Salary Reduction Contribution Account, or the payment of any benefit, shall give any Participant the right to continued employment, or any legal or equitable right against the Employer, an Employee of the Employer, the Trustee, or their agents or employees, except as expressly provided by the Plan, the Trust, ERISA or the Code or by a separate agreement.

         16.8 STATE LAW. New Jersey law shall determine all questions arising with respect to the provisions of this Plan, except to the extent Federal statute supersedes New Jersey law.

         IN WITNESS WHEREOF, the Company has executed this instrument this
day of             , 199___, effective as of the date first written above.

                                         By:
                                            ---------------------------

                             AMENDMENT NO 1 TO THE
                           MERIAL 401(k) SAVINGS PLAN

         The Merial 401(k) Savings Plan (the "Plan") is hereby amended as follows, effective as of the dates stated herein:

         1. Section 1.36 of the Plan is hereby amended effective September 1, 1999, by adding the following sentence at the end thereof:

         "A Participant shall enter into a Salary Reduction
         Agreement in the form and manner designated by the Retirement Committee, which may include, but is not necessarily limited to, enrollment via telephone."

         2. Section 3.1 of the Plan is hereby amended effective September 1, 1999, by substituting the word "completion" for the word "execution" in the first sentence thereof. As amended, the first sentence of
Section 3.1 shall read as follows:

         "A Participant may elect to enter into a Salary Reduction
         Agreement with the Employer which will be applicable to all payroll periods within such Plan Year after the Plan Entry Date following completion of the Salary Reduction Agreement."

         3. Section 3.2 of the Plan is hereby amended effective September 1, 1999, by eliminating the first two sentences thereof and substituting the following in their place:

         "A Participant may revise or suspend his or her contributions under his or her Salary Reduction Agreement at any time in the manner designated by the Retirement Committee. Salary Reduction Agreement revisions and suspensions shall be effective as soon thereafter as administratively feasible."

         4. Section 3.5 of the Plan is hereby amended effective January 1, 1999, by deleting the first sentence thereof and substituting the following in its place:

         "The Employer shall not permit a Participant to defer an amount of Compensation that would cause the Plan to not satisfy at least one of the following tests:"

         5. Section 4.2 of the Plan is hereby amended effective January 1, 1999, by deleting the last paragraph thereof.

         6. Section 7.1 of the Plan is hereby amended effective January 1, 1998, by replacing the introductory phrase, "Unless the Participant elects in writing," at the beginning of the first sentence thereof with the phrase "Subject to Section 7.2 of the Plan".

         7. Section 7.4 of the Plan is hereby amended effective January 1, 1998, by deleting Section 7.4(a) thereof and substituting the following in its place:

         "(a) If the Participant's Account Balance is payable to or for the benefit of a designated Beneficiary, it may be distributed in one of the distribution forms provided in Section 7.3, provided, however, that it may not be distributed over a period that extends beyond the life expectancy of such Beneficiary, and such distribution must commence no later than the December 31 following the close of the calendar year in which the Participant's death occurred."

         8. Section 8.2 of the Plan is hereby amended effective January 1, 1999, by deleting Section 8.2 in its entirety and substituting the following in its place:

                       "8.2 AGE 59-1/2 WITHDRAWALS. A Participant may elect to withdraw any portion of his or her Account Balance for any reason after attainment of age 59-1/2."

         9. Section 8.3 of the Plan is hereby deleted in its entirety effective September 1, 1999, and the following substituted in its place:

                      "8.3  IN-SERVICE WITHDRAWALS.

                      (a) Notwithstanding anything in this Plan to the contrary, effective September 1, 1999, a Participant may elect to withdraw any portion of his or her Matching Contribution Account or Rollover Contribution Account which is held under the Plan as of August 31, 1999. This in-service withdrawal right shall not apply to any contributions or earnings allocated to a Participant's Matching Contribution Account or Rollover Contribution Account on or after September 1, 1999.

                      (b) If a Participant's combined years of participation in this Plan, a predecessor to this Plan, and/or the Merck Plan is less than five years, the Participant may not request an in-service withdrawal pursuant to Section 8.3(a) that includes any portion of his or her Matching Contribution Account, but not earnings attributable thereto, contributed less than two years prior to the date of the requested withdrawal."

         10. Section 9.4 of the Plan is hereby amended effective September 1, 1999, by adding the following at its end:

         "Notwithstanding anything in this Section 9.4 to the contrary, effective September 1, 1999 (subject to such blackout period as may be administratively necessary to convert said funds into unitized funds), a Participant may change his or her investment election with respect to future contributions in the Merck Common Stock or Rhone-Poulenc ADRs as frequently as the Participant wishes."

         11. Section 9.5 of the Plan is hereby amended effective September 1, 1999, by adding the following at its end:

         "Notwithstanding anything in this Section 9.5 to the contrary, effective September 1, 1999 (subject to such blackout period as may be administratively necessary to convert said funds into unitized funds), a Participant may transfer designated amounts into or out of the Merck Common Stock Fund and the Rhone-Poulenc ADR Fund as frequently as the Participant wishes."

         12. Section 9.7(a) of the Plan is hereby amended effective September 1, 1999, by deleting the last sentence thereof.

                             AMENDMENT NO 2 TO THE
                           MERIAL 401(k) SAVINGS PLAN

         The Merial 401(k) Savings Plan (the "Plan") is hereby amended as follows, effective January 1, 2000:

         1. Section 10.2(g) of the Plan is hereby amended by adding the following at its end:

         "The previous sentence notwithstanding, effective January 1, 2000, a Participant may have no more than one standard loan and one loan for purposes of acquisition of a primary residence outstanding at any time. This limitation shall not affect the validity of any loans for which applications were received by the Trustee, or which were outstanding, immediately prior to January 1, 2000."

                             AMENDMENT NO. 3 TO THE
                           MERIAL 401(k) SAVINGS PLAN

         The Merial 401(k) Savings Plan (the "Plan") is hereby amended as follows, effective as of December 20, 1999:

         1. Section 1.32 of the Plan is hereby amended by adding the following at its end:

         "Effective December 15, 1999, Rhone-Poulenc merged with Hoechst, A.G. to form Aventis, S.A. ("Aventis"), a French corporation. Effective as of December 20, 1999, Rhone-Poulenc ADRs shall be replaced with Aventis ADRs, which are American Depository Receipts representing shares of common stock in Aventis."

         2. Section 7.3 of the Plan is hereby amended by adding the following at its end:

         "In accordance with Section 1.32 of the Plan, effective December 20, 1999, Rhone-Poulenc ADRs shall be replaced by Aventis ADRs."

         3. Section 9.4 of the Plan is hereby amended by adding the following at its end:

         "In accordance with Section 1.32 of the Plan, effective December 20, 1999, Rhone-Poulenc ADRs and the Rhone-Poulenc ADR Fund shall be replaced by Aventis ADRs and the Aventis ADR Fund."

         4. Section 9.5 of the Plan is hereby amended by adding the following at its end:

         "In accordance with Section 1.32 of the Plan, effective December 20, 1999, the Rhone-Poulenc ADR Fund shall be replaced by the Aventis ADR Fund."

         5. The following is hereby added as the second sentence of Section 9.7(a):

         "In accordance with Section 1.32 of the Plan, effective December 20, 1999, Rhone-Poulenc ADRs shall be replaced by Aventis ADRs."

         6. Section 9.7(b) of the Plan is hereby amended by adding the following at its end:

         "In accordance with Section 1.32 of the Plan, effective December 20, 1999, Rhone-Poulenc ADRs shall be replaced by Aventis ADRs."